Exhibit 99.1

PRESS RELEASE

For release:   June 7, 2021

Contact:          Media

                        Stephen W. Ries

                        Head of Investor Relations

                        (610) 668-3270

                         sries@global-indemnity.com

Global Indemnity Group Announces Quarterly Distribution

BALA CYNWYD, Pennsylvania, June 7, 2021 (GLOBE NEWSWIRE) — Global Indemnity Group, LLC (NASDAQ:GBLI) announced today its Board of Directors has approved a distribution payment of $0.25 per common share to be paid on June 30, 2021 to all shareholders of record as of the close of business on June 21, 2021.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s four primary segments are:

•	Commercial Specialty

•	Specialty Property

•	Farm, Ranch, & Stable

•	Reinsurance

For more information, visit the Company’s website at http://www.global-indemnity.com.

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties including, COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.